Exhibit 99.1

NEWS RELEASE

Atlas Energy, L.P. Formally Approves Distribution of Atlas Resource Partners, L.P. Units to ATLS Unitholders; Form 10 Registration Statement Declared Effective

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Atlas Resource Partners (ARP), an exploration & production MLP established by Atlas Energy, L.P. (ATLS), will allow for growth of the upstream business and increase cash flow to ATLS unitholders through ATLS’ limited and general partner interests, including incentive distribution rights, in the new E&P MLP

•	ATLS will distribute ARP common units representing an approximately 19.6% limited partner interest in ARP on March 13, 2012 to ATLS unitholders of record on February 28, 2012

•	Atlas Resource Partners will trade on the New York Stock Exchange under the ticker “ARP”

•	The transaction allows the upstream business to take advantage of opportunities in the industry to acquire non-core assets from other operators, without diluting ATLS’ ownership in its other assets

•	The transaction will provide ATLS unitholders better transparency for its limited and general partner interests in Atlas Resource Partners and Atlas Pipeline Partners

PHILADELPHIA—(BUSINESS WIRE)—Feb. 16, 2012—Atlas Energy, L.P. (NYSE: ATLS) and Atlas Resource Partners, L.P. (“ARP”), a newly formed exploration & production (“E&P”) master limited partnership (“MLP”) that will hold substantially all of ATLS’ current natural gas and oil development and production assets and its partnership management business, announced today the board of directors of ATLS’ general partner has approved the distribution of approximately 5.24 million ARP common units representing an approximately 19.6% limited partner interest in ARP. The distribution of ARP units will be conducted on Tuesday, March 13, 2012 to all ATLS unitholders of record as of Tuesday, February 28, 2012. ATLS unitholders will receive 0.1021 of a common unit of ARP for each common unit of ATLS owned as of the close of business on the record date. ATLS unitholders will receive cash in lieu of fractional units of ARP, which will be aggregated and sold on their behalf by ATLS’ transfer agent.

On February 14, 2012, the U.S. Securities and Exchange Commission (“SEC”) completed its review and declared effective the Registration Statement on Form 10, as amended, filed by ARP for the distribution. The effectiveness of the Form 10 was a key condition to the planned distribution.

ARP has been advised that trading in its common units is expected to begin on the New York Stock Exchange (“NYSE”) on a “when issued” basis shortly before the record date under the symbol “ARP wi”. On March 14, 2012, “when issued” trading is expected to end and “regular way” trading is expected to begin for ARP under the ticker symbol “ARP”. Any ATLS unitholders who sell ATLS units “regular way” on or before March 13, 2012 will also be selling their right to receive ARP common units upon distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling ATLS common units on or before the distribution date.

Edward E. Cohen, Chief Executive Officer of ATLS, said, “We are extremely pleased to announce the initiation of our new company, Atlas Resource Partners, which will allow us to move forward with our strategic growth plans for our E&P business. We expect this new entity will be able to capitalize on many opportunities for expansion available to us in the current environment.”

Immediately after the distribution of the limited partner interest in ARP, ATLS will continue to hold common units representing an approximately 78.4% limited partner interest in ARP, as well as its existing interest in the midstream operations of Atlas Pipeline Partners, L.P. (NYSE: APL), ATLS’ midstream subsidiary, a leading natural gas gathering and processing MLP based in the Mid Continent region in Oklahoma and Texas. ATLS will also own the general partner of ARP, which will hold a 2% general partner interest and all of the incentive distribution rights in ARP. The ownership of the incentive distribution rights becomes increasingly more valuable as the limited partner distributions of ARP increase.

The Form 10 registration statement includes information regarding the distribution that will be mailed to ATLS unitholders. The information statement will also be available on the Investor Relations page of the Atlas Energy website (www.atlasenergy.com). As a result of the SEC declaring the Form 10 effective, ARP is now subject to the information and reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other required information with the SEC.

No action is required by ATLS unitholders as of the record date to receive their ARP common units in the distribution. The distribution agent, transfer agent, and registrar for ARP common units will be American Stock Transfer & Trust Company. For questions relating to the transfer or mechanics of the stock distribution, unitholders may contact American Stock Transfer & Trust Company, 6201 15th Ave., Brooklyn, NY 11219, or via phone at 800-937-5449.

Atlas Energy’s management team will be discussing their fourth quarter 2011 earnings on a conference call on Tuesday, February 28, 2012 at 9:00 am ET. Interested parties can access this call by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. A replay of the webcast will be available on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on February 28, 2012 by dialing 888-286-8010, passcode: 94367344.

Citigroup was lead financial advisor on the transaction, and Wachtell, Lipton, Rosen & Katz was legal advisor on the transaction.

The adjusted information upon which the NYSE relied to list Atlas Resource Partners, L.P. is included in ARP’s Original Listing Application filed with the NYSE. Such information is available to the public upon request. ARP has also included the adjusted financial data for the year ended December 31, 2009 in its final Original Listing Application which has been filed with the NYSE.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns an interest in over 8,500 producing natural gas and oil wells, representing over 185 Bcfe of net proved developed reserves in Appalachia and the Niobrara region in Colorado. Atlas Energy is also the largest sponsor of natural gas and oil investment partnerships in the U.S. Additionally, Atlas Energy owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.75 million common limited partner units of APL. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. is currently a wholly owned subsidiary of Atlas Energy, L.P. and will become a publicly traded master limited partnership through a distribution by Atlas Energy, L.P. to its unitholders of common units representing limited partnership interests in Atlas Resource Partners. Prior to the distribution, Atlas Energy will transfer substantially all of its current natural gas and oil development and production assets and its partnership management business to Atlas Resource Partners. Atlas Resource Partners has received authorization to have its common units listed on the New York Stock Exchange.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates seven active gas processing plants as well as approximately 9,000 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in the West Texas LPG Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS and Atlas Resource Partners caution readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ and Atlas Resource Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, uncertainties regarding the creation of Atlas Resource Partners, L.P. and the distribution of limited partner interests in Atlas Resource Partners; the expected financial results of Atlas Resource Partners after the planned distribution, which is dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and Atlas Resource Partners’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and Atlas Resource Partners are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and Atlas Resource Partners with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in Atlas Resource Partners’ registration statement on Form 10 and ATLS’ quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor Atlas Resource Partners assumes any obligation to update such statements, except as may be required by applicable law.

Source: Atlas Energy, L.P.

Atlas Energy, L.P.

Brian Begley

Vice President - Investor Relations

877-280-2857

215-405-2718 (fax)